Exhibit 10.6

FORM OF PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT, dated as of [   ], 2024 (this “Agreement”), is entered into by and between SilverBox Corp IV, a Cayman Islands exempted company (the “Company”), and SilverBox Sponsor IV LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”), and one-third of one redeemable warrant, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchaser wishes to purchase an aggregate of 400,000 units (whether or not the underwriters’ over-allotment option in the Public Offering is exercised) (the “Units”), each Unit consisting of one Ordinary Share (the “Unit Shares”) and one-third of one warrant (the “Private Warrants”), each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per Ordinary Share (the “Warrant Shares”) (subject to adjustment as described in the Registration Statement).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.  Authorization, Purchase and Sale; Terms of the Units.

A.   Authorization of the Units. The Company has duly authorized the issuance and sale of the Units to the Purchaser.

B.    Purchase and Sale of the Units.

(i)         As payment in full for the 400,000 Units being purchased under this Agreement, the Purchaser shall pay $4,000,000 (the “Purchase Price”), by wire transfer of immediately available funds, in the following amounts: (i) $2,000,000 to the Company at the financial institution chosen by the Company and (ii) $2,000,000 to the trust account maintained by Continental Stock Transfer & Trust Company (“CST”), acting as trustee (the “Trust Account”), in each case, in accordance with the Company’s wiring instructions, at least one (1) business day prior to the closing date of the Public Offering (the “Closing Date”), or on such earlier date as the Company and the Purchaser may agree.

(ii)        The closing of the purchase and sale of the Units shall take place simultaneously with the Initial Closing Date (such closing date, the “Closing Date”). The closing of the purchase and sale of each of the Units shall take place at the offices of Paul Hastings LLP, 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, California 90071, or such other place as may be agreed upon by the parties hereto.

(iii)       Upon the Closing Date after delivery of the Purchase Price in accordance with this Section 1, the Purchaser shall become irrevocably entitled to receive a unit certificate representing the Units purchased hereunder.

C.    Terms of the Units and Constituent Securities.

(i)         The Units shall be substantially identical to the Units offered in the Public Offering as set forth in the Registration Statement, except that (x) the Units (1) will be subject to the transfer restrictions described herein, and (2) are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will become freely tradable only after certain conditions are met or the resale of the Units is registered under the Securities Act, and (y) the Private Warrants will be non-redeemable and may be exercisable on a cash or cashless basis.

(ii)        On or prior to the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Units, the Private Shares, the Private Warrants and the Warrant Shares.

Section 2.  Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.   Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B.    Authorization; No Breach.

(i)         The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company as of the Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)        The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.    Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the warrant agreement to be entered into with CST (the “Private Warrant Agreement”) and the amended and restated memorandum and articles of association of the Company, as applicable, each of the Securities will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Units, the Ordinary Shares underlying the Private Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Private Warrant Agreement, the Purchaser will have or receive good title to the Warrant Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the letter agreement to be entered into on or prior to the closing of the Public Offering (the “Insider Letter”), (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.    Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.    Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3.  Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.    Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.    Authorization; No Breach.

(i)        This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)       The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.    Investment Representations.

(i)        The Purchaser is acquiring the Units and the underlying Private Warrants and Private Shares (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)       The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)      The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)      The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)       The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)      The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)     The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)    The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(ix)       The Purchaser acknowledges and agrees the certificates evidencing the Securities shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 6 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for the Company, is available.

D.    Restrictions on Transfer. The Purchaser acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future, it decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. It agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, it agrees it will not resell the Securities. It further acknowledges that because the Company is a shell company, Rule 144 may not be available to it for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination (defined below) of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

Section 4.  Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Units are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.   Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.    Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.    No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.    Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.    No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.    Private Warrant Agreement. The Company shall have entered into the Private Warrant Agreement.

Section 6. Legend.

6.1   Legend. The Company will issue the Units, the Private Warrants and the Private Shares, and when issued, the Warrant Shares purchased by the Purchaser, in the name of the Purchaser. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN SILVERBOX CORP IV AND SILVERBOX SPONSOR IV LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCK-UP PURSUANT TO THE TERMS SET FORTH THEREIN.”

6.2.  Purchaser’s Compliance. Nothing in this Section 6 shall affect in any way the Purchaser’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

Section 7. Lock-Up. The Purchaser acknowledges and agrees that the Securities shall not be transferable, saleable or assignable until thirty (30) days after the consummation of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), except to permitted transferees (as defined in the Insider Letter).

Section 8. Trust Account Waiver. In connection with the Securities purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account.

Section 9. Termination. This Agreement may be terminated at any time after December 31, 2024 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 10. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 11. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 12. Miscellaneous.

A.   Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SILVERBOX CORP IV

By:
	Name:	Stephen M. Kadenacy
	Title:	Chief Executive Officer

PURCHASER:

SILVERBOX SPONSOR IV LLC

By:
	Name:	Joseph Reece
	Title:	Authorized Signatory

[Signature Page to Private Placement Units Purchase Agreement]